================================================================================

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                                VERITAS DGC INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

/X/  No fee required.

/ / Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement No., or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

          ----------------------------------------------------------------------


================================================================================

                                 [VERITAS LOGO]


                                VERITAS DGC INC.
                                3701 KIRBY DRIVE
                              HOUSTON, TEXAS 77098

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD DECEMBER 7, 1999

                                 --------------

Notice is hereby given that the annual meeting of the holders of common stock of Veritas DGC Inc. (the "Company") and the holders of exchangeable shares and class A exchangeable shares series 1 of Veritas Energy Services Inc., a wholly-owned subsidiary of the Company ("VES"), which holders are collectively referred to herein as "stockholders," will be held in Suite 792 at the offices of the Company, 3701 Kirby Drive, Houston, Texas, on Tuesday, December 7, 1999, at 10:00 a.m., Houston time, for the following purposes:

     1) To elect a board of eight directors to serve until the next annual meeting of stockholders or until their successors are elected and qualify; and

     2) To consider and act upon such other business as may properly be presented to the meeting.

A record of stockholders has been taken as of the close of business on October 22, 1999 and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list will be available commencing November 26, 1999, and may be inspected during normal business hours prior to the annual meeting in Suite 630 at the offices of the Company, 3701 Kirby Drive, Houston, Texas.

If you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope, which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.


                                           By Order of the Board of Directors,

                                           /s/ LARRY L. WORDEN

                                           Larry L. Worden
                                           Secretary

October 29, 1999

                                VERITAS DGC INC.
                                3701 KIRBY DRIVE
                              HOUSTON, TEXAS 77098


                                 PROXY STATEMENT

This proxy statement is being mailed to stockholders commencing on or about October 29, 1999, in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of stockholders to be held in Houston, Texas, on December 7, 1999, and at any adjournment thereof, for the purposes set forth in the accompanying notice.

As of October 22, 1999, the record date for the determination of stockholders entitled to vote at the meeting, there were outstanding and entitled to vote 21,336,708 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), 1,506,463 VES exchangeable shares and 2,437,527 VES class A exchangeable shares series 1 (collectively, the "Shares"). The Shares vote together as a single class, and each Share entitles the holder to one vote on each matter presented at the meeting. Holders of a majority of the outstanding Shares must be present, in person or by proxy, to constitute a quorum for the transaction of business.

Proxies will be voted in accordance with the directions specified thereon and in accordance with the judgment of the persons designated as proxies on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting. Any proxy on which no direction is specified will be voted for the election of the nominees named herein to the board of directors. Abstentions will be treated as present for purposes of determining whether a quorum is present. A stockholder may revoke a proxy by (i) delivering to the Company written notice of revocation, (ii) delivering to the Company a signed proxy of a later date, or (iii) appearing at the meeting and voting in person. Votes will be tabulated, and election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote will certify the results.

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies by telephone.

                                    DIRECTORS

ELECTION OF DIRECTORS

At the meeting, eight directors are to be elected. Each director elected will hold office until the next annual meeting of stockholders, until his successor is elected and qualifies or until his earlier death, resignation or removal. The persons named in the accompanying proxy have been designated as attorneys and proxies by the board of directors, and, except as otherwise indicated or unless authority is withheld, they intend to vote for the election of the nominees named. All of the nominees have previously been elected directors by the stockholders. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

The eight nominees who receive the greatest number of votes cast for election by the holders of Shares entitled to vote and present, in person or by proxy, at the annual meeting shall be the duly elected directors of the Company. The board of directors recommends a vote FOR all eight nominees to the Company's board of directors.

NOMINEES

Certain information concerning nominees is set forth below:


                                PRINCIPAL POSITION WITH              DIRECTOR
         NAME(1)                      THE COMPANY            AGE      SINCE                   MEMBER OF
--------------------------     -------------------------    -----    --------  --------------------------------------
Clayton P. Cormier             Director                       67      1991     Audit committee

Lawrence C. Fichtner           Director                       54      1996     Health, safety and environment
                                                                               committee

James R. Gibbs                 Director                       55      1997     Audit, compensation and nominating
                                                                               committees

Steven J. Gilbert              Director                       52      1991     Compensation committee

Stephen J. Ludlow              Director, vice chairman        49      1994     --

Brian F. MacNeill              Director                       60      1996     Compensation and nominating committees

Jan Rask                       Director                       44      1998     Health, safety and environment and
                                                                               nominating committees

David B. Robson                Director, chairman of the      60      1996     Nominating committee
                               board and chief executive
                               officer

-----------------------

(1) See "Other Information - Certain Stockholders" for Shares beneficially owned by each nominee as of September 30, 1999.


Clayton P. Cormier is currently a financial and insurance consultant. Prior thereto, Mr. Cormier was a senior vice president in the oil and gas division of Johnson & Higgins, an insurance broker, from 1986 to 1991 and previously served as chairman of the board, president, and chief executive officer of Ancon Insurance Company, S.A. and as an assistant treasurer of Exxon.

Lawrence C. Fichtner retired from his position as executive vice president - corporate communications of the Company in December 1998, a position he had held since August 1996, upon consummation of the business combination between the Company and VES (the "Combination"). Prior thereto, he had been executive vice president of VES or its predecessors since 1978. During the ten years prior to joining VES, he held various positions as a geophysicist with Geophysical Services Inc., Texaco Exploration Ltd. and Bow Valley Exploration Ltd.

James R. Gibbs is chairman, president and chief executive officer of Frontier Oil Corporation, an oil refining and marketing company (formerly Wainoco Oil Corporation). He has been chairman since January 1999, chief executive officer since 1992 and president since 1987. He has been employed there for seventeen years. Mr. Gibbs is a director of Frontier Oil Corporation and Smith International and is an advisory director of Frost Bank - Houston.

Steven J. Gilbert has been chairman of Gilbert Global Equity Partners, L.P. since 1997. From 1992 to 1997 he was managing general partner of Soros Capital L.P., the principal venture capital and leveraged transaction entity of Quantum Group of Funds, and was a principal advisor to Quantum Industrial Holdings Ltd. From 1988 to 1992, he was the managing director of Commonwealth Capital Partners, L.P., a private equity investment fund and from 1984 to 1988, Mr. Gilbert was the managing general partner of Chemical Venture Partners, which he founded. Mr. Gilbert is a director of NFO Worldwide, Inc., The Asian Infrastructure Fund, Peregrine Indonesia Fund, Inc., Terra Nova (Bermuda) Holdings Ltd., Star City Holdings, Ltd. and OneTel, Ltd.

Stephen J. Ludlow became vice chairman of the Company in January 1999. Prior to then he held the position of president and chief operating officer of the Company since August 1996, upon consummation of the Combination. He has been employed by the Company for 25 years and served as president and chief executive officer of the Company from 1994 to 1996. Prior to 1994, he served as executive vice president of the Company for four years following eight years of service in a variety of progressively more responsible management positions, including several years of service as the executive responsible for operations in Europe, Africa and the Middle East.

Brian F. MacNeill has been president and chief executive officer of Enbridge Inc., a crude oil and liquids transportation and natural gas distribution company and formerly IPL Energy Inc. ("IPL"), since 1991. He was executive vice president and chief operating officer of IPL or its predecessors from 1990 to 1991 and previously served as chief financial officer of Interhome Energy, Inc. and Home Oil Company Limited and as vice president and treasurer of Hiram Walker Resources Ltd.

Jan Rask has been president, chief executive officer and director of Marine Drilling Companies, Inc. since July 1996. Mr. Rask served as president and chief executive officer of Arethusa (Off-Shore) Limited ("Arethusa") from May 1993 until the acquisition of Arethusa by Diamond Offshore Drilling, Inc. in April 1996. Mr. Rask joined Arethusa's principal operating subsidiary in 1990 as its president and chief executive officer.

David B. Robson has been chairman of the board and chief executive officer of the Company since consummation of the Combination in August 1996. Prior thereto, he had held similar positions with VES or its predecessors since 1974.
Mr. Robson is also a director of Marine Drilling Companies, Inc.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

During fiscal 1999, the board of directors convened on eight regularly and specially scheduled occasions, and committees of the board held meetings as follow: audit committee - four meetings; compensation committee - two meetings; nominating committee - two meetings; and health, safety and environment committee - one meeting. The audit committee assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The committee meets with the auditors to discuss the scope of proposed audit work, matters pertaining to the audit and any other matters that the committee or the auditors may wish to discuss. In addition, the audit committee would recommend the appointment of new auditors to the board of directors in the event future circumstances were to indicate that such action is desirable. The compensation committee administers the Company's compensation plans and recommends officers' compensation to the board for approval. The nominating committee recommends nominees for election to the board of directors at each annual meeting and to fill existing or anticipated vacancies in the board's membership. Stockholders who wish to suggest individuals for possible future consideration for board positions should direct recommendations to the nominating committee of the board of directors at the Company's principal offices. The health, safety and environment committee assists the board of directors by overseeing the Company's environmental and occupational health and safety policies and programs and monitoring related current and future regulatory issues. All directors attended at least 75% of the meetings held during the year by the board and, with the exception of Steven J. Gilbert, each committee on which they served.

Each director who is not also an employee of the Company is paid an annual fee of $15,000 plus travel expenses and a fee of $1,500 per regular or special board meeting, $750 per telephonic board meeting and $750 per regular, special or telephonic committee meeting attended. The Company maintains a stock option plan for non-employee directors (the "Director Plan") providing for stock options to be granted to each non-employee director of the Company. Under the Director Plan, each eligible director is granted options to purchase 5,000 shares of the Company's Common Stock on the date of the first meeting of the board each year. In the event that a director is initially elected or appointed to the board other than at a first meeting, the board may grant an option to such director for a number of shares of Common Stock not to exceed 5,000. The exercise price for each option granted is the closing sale price of a share of Common Stock on the date of grant. Each option is exercisable as follows: 25% of the options are immediately exercisable on the date of grant and an additional 25% become exercisable on each succeeding anniversary of the date of grant until all are exercisable on the third anniversary of the date of grant. All options expire ten years after the date of grant.

                                OTHER INFORMATION


EXECUTIVE OFFICER TENURE AND IDENTIFICATION

The executive officers of the Company serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. In addition to Messrs. Robson and Ludlow, who are listed under "Directors - Nominees," the Company's executive officers include the following individuals:

         Timothy L. Wells, age 46, was appointed president and chief operating officer of the Company in January 1999. He has been employed by the Company for 17 years, having served as president of the Company's Asia Pacific division, regional manager of North and South American processing, manager of research and programming and in various other capacities in North and South America.

         Anthony Tripodo, age 47, was appointed executive vice president, chief financial officer and treasurer of the Company in April 1997. Prior thereto, he was employed by Baker Hughes Incorporated for sixteen years in various financial management capacities, most recently as vice president of finance and administration for its Baker Performance Chemicals Incorporated unit. Prior to his service with Baker Hughes, Mr. Tripodo was employed by the accounting firm of Price Waterhouse from 1974 to 1980.

         Rene M.J. VandenBrand, age 41, became vice president - business development of the Company in August 1996 upon consummation of the Combination. Prior thereto, he had been vice president - finance and secretary of VES since November 1995, following two years of service in comparable positions with Taro Industries Limited. He was previously a partner of Coopers & Lybrand Chartered Accountants in Calgary, Alberta.



EMPLOYMENT AGREEMENTS

In connection with the Combination, the Company assumed the obligation of the employment agreements previously established between VES and Messrs. Robson and Fichtner. These agreements were for initial one-year terms ending October 31, 1996. In August 1996, the Company also entered into an employment agreement with Mr. VandenBrand for an initial term through August 1997. In April 1997, the Company entered into employment agreements with Messrs. Ludlow and Tripodo for an initial term through March 1999. In June 1999, the Company entered into an employment agreement with Mr. Wells that is effective for an initial term through June 2001. Each of these agreements automatically renews for successive one-year periods unless terminated by prior written notice of either party. With the exception of the agreement with Mr. Fichtner, who retired effective December 31, 1998, each of the aforementioned contracts continue in effect. By mutual agreement and in lieu of a lump-sum payment to Mr. Fichtner of two-years' salary as provided in his employment agreement, the Company is paying Mr. Fichtner in equal monthly installments an annual amount equal to his annual salary at the time of his retirement, $150,000, through December 2000. As of July 31, 1999, the executive officers are entitled to annual salaries under their employment agreements as follows: Mr. Robson - $330,000; Mr. Ludlow - $265,000; Mr. Wells - $220,000; Mr. Tripodo - $190,000; and Mr. VandenBrand - $156,000. Within 30 days of termination without cause, each executive officer is entitled to a one-time payment under his employment agreement equal to several months of his salary as follows: Messrs. Robson, Ludlow and Wells - 24 months; Mr. Tripodo - 18 months; and Mr. VandenBrand - 12 months.

EXECUTIVE COMPENSATION

The following table reflects all forms of compensation for services to the Company for the years ended July 31, 1999, 1998 and 1997 of those individuals who (i) served as the chief executive officer of the Company during fiscal 1999, or (ii) were the four most highly compensated executive officers of the Company at July 31, 1999, other than the chief executive officer and whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                                                        ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                             ----------------------------------------        -------------------------
                                                                                                       AWARDS
                                                                                             -------------------------

                                                                                             RESTRICTED        STOCK       ALL OTHER
                                 FISCAL                                                        STOCK          OPTIONS       COMPEN-
NAME AND PRINCIPAL POSITION       YEAR        SALARY          BONUS           OTHER            AWARDS         (SHARES)     SATION(1)
---------------------------     --------     --------        --------        --------        ----------       --------     --------
David B. Robson                     1999     $330,000        $ 52,553(2)           --               --          30,812           --
  Chairman & chief                  1998      297,916         243,133(3)           --               --              --           --
  executive officer                 1997      239,583         188,982(4)           --               --          25,806           --


Stephen J. Ludlow                   1999     $265,342        $ 38,584(2)           --               --          24,743     $  4,000
  Vice chairman (5)                 1998      241,667         175,038(3)           --               --              --        4,000
                                    1997      208,312         148,828              --               --          40,273        4,000


Timothy L. Wells                    1999     $168,615        $ 36,473(2)     $184,728(7)            --          20,542     $  4,000
  President & chief                 1998      142,500          96,106         182,601(7)            --              --        4,000
  operating officer (6)             1997      118,833          47,862         175,748(7)            --          15,060        4,000



Anthony Tripodo                     1999     $190,245        $ 27,664(2)           --               --          17,740     $  4,000
  Executive vice president,         1998      184,167         132,171              --               --              --        1,584
  chief financial officer &         1997       60,000          99,687              --         $202,500(9)       17,778           --
  treasurer (8)

Rene M.J. VandenBrand               1999     $168,326        $ 22,714(2)           --               --          14,566     $  4,000
  Vice president - business         1998      152,500         109,309              --               --              --        4,000
  development (8)                   1997      122,500         102,945(4)     $ 31,250(10)           --          12,387        3,463

(1) Represents Company contributions to the Named Executive Officer's account pursuant to the Company's 401(k) Plan.

(2) Includes value of the following shares of Common Stock issued in lieu of cash bonuses at a fair market value of $10 5/16 per share, the closing price on the date of payment: Mr. Robson - 2,208 shares; Mr. Ludlow - 1,717 shares; Mr. Wells - 1,484 shares; Mr. Tripodo - 1,155 shares; and Mr. VandenBrand - 955 shares.

(3) Includes value of the following shares of Common Stock issued in lieu of cash bonuses at a fair market value of $16 11/16 per share, the closing price on the date of payment: Mr. Robson - 6,654 shares and Mr. Ludlow - 3,387 shares.

(4) Includes a bonus awarded during fiscal 1996 and paid during fiscal 1997 in the following amounts: Mr. Robson - $7,081; and Mr. VandenBrand - $3,727.

(5)  Mr. Ludlow was promoted to vice chairman effective January 25, 1999.

(6) Mr. Wells was promoted to president and chief operating officer effective January 25, 1999. Prior to that date, Mr. Wells was employed by Veritas DGC Asia Pacific Ltd., one of the Company's foreign subsidiaries. Through June 30, 1999, Mr. Wells received all compensation shown in this table from Veritas DGC Asia Pacific Ltd.

(7) For the fiscal year ended July 31, 1999, includes a $12,500 relocation bonus and a domestic allowance for temporary living expenses incurred during Mr. Well's relocation from Singapore to Houston; for the fiscal years ended July 31, 1998 and 1997 includes foreign bonus, cost of living adjustment and housing paid to Mr. Wells by Veritas DGC Asia Pacific Ltd. through June 30, 1999.

(8) Messrs. Tripodo and VandenBrand commenced employment with the Company on April 1, 1997 and August 30, 1996, respectively.

(9) Represents market value of 10,000 shares of restricted stock on the date of grant. In general, 1/3 of these shares vests on April 1st of each of 1998, 1999 and 2000, if Mr. Tripodo is continuously employed by the Company through such dates. Dividends, if any, declared by the Company are payable to Mr. Tripodo on these 10,000 shares. As of July 31, 1999, there were 3,334 unvested shares remaining that had an aggregate value of $59,595

(10) Includes a $10,000 relocation bonus and a domestic allowance for temporary living expenses of $21,250 incurred during Mr. VandenBrand's relocation from Calgary to Houston.

The following table sets forth information with respect to the Named Executive Officers' options to purchase shares of Common Stock, granted under the 1992 Amended and Restated Employee Nonqualified Stock Option Plan, that were exercised during fiscal 1999 or unexercised at fiscal year end. Options were granted on March 11, 1999, to the Named Executive Officers.


                                                                                                  VALUE OF IN-THE-MONEY
                            OPTIONS EXERCISED DURING          NUMBER OF UNEXERCISED            UNEXERCISED OPTIONS HELD AT
                                   FISCAL YEAR            OPTIONS HELD AT FISCAL YEAR END          FISCAL YEAR END (1)
                            --------------------------    -------------------------------    ------------------------------
                               SHARES
                              ACQUIRED       VALUE
                            ON EXERCISE     REALIZED      EXERCISABLE      UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                            -----------    -----------    ------------    ---------------    -----------    ---------------
David B. Robson                      --             --          87,143             36,012    $   800,261    $       165,576
Stephen J. Ludlow                    --             --          51,464             40,171        147,859            132,968
Timothy L. Wells                     --             --          10,155             25,447         36,792            110,398
Anthony Tripodo                      --             --          13,324             22,194         31,777             95,330
Rene M.J. VandenBrand                --             --          27,834             17,119        243,078             78,277

---------------------------
(1) Value of in-the-money unexercised options are calculated based on the July 31, 1999, closing price of the Common Stock of $17 7/8 per share on the New York Stock Exchange.

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors (the "Committee") has furnished the following report on executive compensation for fiscal 1999:

     Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

     Base compensation for the Named Executive Officers is intended to afford a reasonable degree of financial security and flexibility to those individuals who are regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. There were no base pay increases for any of the Named Executive Officers for the fiscal year ended July 31, 1999.

     The last base pay increases for Named Executive Officers were effective March 1998. At the time of the increase, the Committee gave little consideration to the compensation plans of executives in other seismic companies, because some of the Company's principal competitors are subsidiaries of larger, more diversified oilfield service concerns, and compensation data was not publicly available for the comparable executive positions in those subsidiaries. Moreover, the few publicly held seismic operators had such disparate operating and financial characteristics and were of such dissimilar sizes, that the Committee found little basis for reliable comparison. In setting the salaries of the Named Executive Officers, the Committee considered the salary histories of each executive, and his past performance, credentials, age and experience with the Company, as well as his perceived future utility to the Company.

     Annual bonuses are intended to reflect a policy of requiring a minimum level of Company financial performance before any bonuses are earned by the Named Executive Officers, with bonuses for achieving higher levels of performance directly tied to the level achieved. In fiscal 1998, the Committee recommended and the board of directors adopted an incentive compensation program (the "Incentive Plan") pursuant to which some 200 managerial personnel (including the Named Executive Officers) became eligible to earn bonuses based upon the Company's actual results of operations as a percentage of those results anticipated in the annual budget approved by the board at the beginning of the fiscal year. The following bonuses were awarded under the Incentive Plan to Named Executive Officers for their performance during fiscal 1999: Mr. Robson - $52,553; Mr. Ludlow - $38,584; Mr. Wells - $36,473; Mr. Tripodo - $27,664; and Mr.
     VandenBrand - $22,714. (The amounts shown include the fair market value of Common Stock, determined as of the date of issue, issued in lieu of cash bonuses and also include amounts earned for fiscal year 1999, but paid in fiscal year 2000).

     The board of directors is of the view that the periodic grant of significant blocks of stock options to the Named Executive Officers is calculated to align the executive's economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value. The Committee presently anticipates that such grants will be considered every year. The Company last granted options on March 11, 1999.

                                                The Compensation Committee,

                                                Brian F. MacNeill (Chairman)
                                                James R. Gibbs
                                                Steven J. Gilbert

CERTAIN STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company's Shares at September 30, 1999, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Shares, (ii) all directors and director nominees of the Company, (iii) the chief executive officer and each of the other Named Executive Officers and (iv) all directors, director nominees and such executive officers as a group.


                                                        NUMBER OF SHARES (1)
                                          --------------------------------------------
                                                              CURRENTLY
                                                             EXERCISABLE
                                                             OPTIONS TO
                                                              PURCHASE                     PERCENT OF
 NAME OF PERSON OR IDENTITY OF GROUP        SHARES             SHARES         TOTAL           CLASS
-------------------------------------     ----------         -----------    ----------     ----------
David B. Robson                            1,314,788(2)          87,143      1,401,931            5.7
c/o Veritas DGC Inc.
3701 Kirby Drive, Suite 112
Houston, Texas  77098

Clayton P. Cormier                             2,004              6,250          8,254              *

Lawrence C. Fichtner                           3,003             62,669         65,672              *

James R. Gibbs                                 1,000              2,812          3,812              *

Steven J. Gilbert                             64,185(3)           6,250         70,435              *

Stephen J. Ludlow                              2,633             51,464         54,097              *

Brian F. MacNeill                              4,000             14,917         18,917              *

Jan Rask                                          --              1,250          1,250              *

Anthony Tripodo                                8,835             13,324         22,159              *

Rene M.J. VandenBrand                         10,788(4)          27,834         38,622              *

Timothy L. Wells                               1,484             10,155         11,639              *

All directors, director nominees and
    executive officers as a group (11
    persons named above)                   1,412,720            284,068      1,696,788            6.2

Nicholas-Applegate Capital Management      1,642,538                 --      1,642,538            7.2
600 West Broadway, 32nd Floor
San Diego, California 92101

Snyder Capital Management                  1,313,900                 --      1,313,900            5.7
350 California Street, Suite 1460
San Francisco, California 94104

---------------------------------

*    Does not exceed one percent

(1) Each person has sole voting and investment power with respect to the Shares listed except as otherwise specified.

(2)  Includes 1,200 shares of Common Stock held by spouse.

(3) Includes 62,748 shares of Common Stock held by Quantum Partners LDC ("Quantum") which may be deemed beneficially owned by Mr. Gilbert, as of September 30, 1999, by virtue of an investment advisory contract between Mr. Gilbert and Quantum. Said investment advisory contract terminated October 1999. Mr. Gilbert disclaims beneficial ownership as to these shares.

(4) Includes 2,300 and 5,050 shares of Common Stock held by spouse and minor children, respectively.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "Commission"). With respect to the fiscal year ended July 31, 1999, the Company believes that all filing requirements applicable to the Company's officers, directors and greater than 10% stockholders have been met.

CERTAIN TRANSACTIONS

No reportable transactions occurred during the fiscal year ended July 31, 1999.

COMMON STOCK PERFORMANCE GRAPH

The following graph illustrates the performance of the Company's Common Stock, compared with the cumulative total return on (i) Standard & Poor's 500 Stock Index ("S&P 500") and (ii) an index of peer companies ("Peer Group") selected by the Company for the period beginning July 31, 1994 and ending July 31, 1999. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at July 31, 1994. In all cases the cumulative total return assumes, as contemplated by Commission rules, that any cash dividends on the common stock of each entity included in the data presented below were reinvested in that security.


                                     [CHART]

       TOTAL RETURN ANALYSIS
                                   7/31/1994     7/31/1995   7/31/1996     7/31/1997       7/31/1998      7/31/1999
                                   ---------     ---------   ---------     ---------       ---------      ---------
       VERITAS DGC                 $  100.00     $  151.62   $  306.60     $  669.87       $  886.50      $  476.66

       PEER GROUP                  $  100.00     $  113.76   $  137.45     $  257.88       $  216.13      $  192.51

       S&P 500                     $  100.00     $  126.07   $  146.94     $  223.52       $  266.61      $  320.49

       Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets.

       The Peer Group consists of Dawson Geophysical Company, Petroleum Geo-Services, Inc., Schlumberger Limited, Seitel, Inc. and Baker Hughes Incorporated. In the prior year, Western Atlas was included in the Peer Group not Baker Hughes Incorporated. Western Atlas was acquired by, and is now a wholly-owned subsidiary of, Baker Hughes Incorporated. As a result, Baker Hughes Incorporated was substituted for Western Atlas.

This graph depicts the past performance of the Company's Common Stock and in no way should be used to predict future performance. The Company does not make or endorse any predictions as to future share performance.

The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

AUDITORS

PricewaterhouseCoopers LLP ("PwC"), certified public accountants, have served as the independent accountants of the Company since November 1996. It is not proposed that any formal action be taken at the meeting with respect to the continued employment of PwC, inasmuch as no such action is legally required. PwC continues to provide audit services to the Company and representatives of PwC plan to attend the annual meeting and will be available to answer questions. Its representatives will also have an opportunity to make a statement at the meetings if they so desire, although it is not expected that any such statement will be made.

On November 20, 1996, the audit committee of the board of directors recommended and the board determined to replace Deloitte & Touche LLP ("D&T") as its principal accountant with PwC. PwC was the principal independent accountant of VES, which was combined into the Company on August 30, 1996. The report of D&T on the Company's financial statements for the fiscal year ending July 31, 1996, did not contain an adverse opinion or a disclaimer of opinion, nor was such opinion qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended July 31, 1996, and the subsequent interim period preceding the replacement of D&T, the Company had no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, and neither the Company nor anyone on the Company's behalf consulted with PwC regarding any matter. D&T has furnished the Company with a letter addressed to the Commission stating that it agrees with the foregoing statements.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K

The annual report to stockholders covering the fiscal year ended July 31, 1999, has been mailed to each stockholder entitled to vote at the annual meeting.

The Company will provide a copy of the Company's annual report on Form 10-K for the fiscal year ended July 31, 1999 without charge to any stockholder making written request to Larry L. Worden, Corporate Secretary, 3701 Kirby Drive, Houston, Texas, 77098.

ADVANCE NOTICE DEADLINES

Any stockholder who wishes to submit a proposal for action at the Company's 2000 annual meeting of stockholders is required to notify the Company of such proposal on or before September 14, 2000. If the Company does not receive timely notice, the stockholder may still submit the proposal but the proxy may confer discretionary authority to vote on such matter. This advance notice requirement applies to any matter that a stockholder wishes to raise at an annual meeting other than pursuant to the proceedings under Rule 14a-8 of the Commission.

Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2000 annual meeting of stockholders in accordance with Rule 14a-8 of Exchange Act is required to submit such proposal to the Company on or before July 3, 2000.

                                          By Order of the Board of Directors,

                                          /s/ LARRY L. WORDEN

                                          Larry L. Worden
                                          Secretary



October 29, 1999

                                        VERITAS DGC INC.

                PROXY SOLICITATION BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                                               OF
                          STOCKHOLDERS TO BE HELD ON DECEMBER 7, 1999

                       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                    The undersigned hereby appoints David B. Robson, Stephen J.
                Ludlow, Timothy L. Wells, Anthony Tripodo, Rene M.J. VandenBrand
                and Larry L. Worden, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is
    PROXY       entitled to vote, with all powers which the undersigned would
     FOR        possess if personally present, at the Annual Meeting (including
   ANNUAL       all adjournments thereof) of Stockholders of Veritas DGC Inc. to
   MEETING      be held on Tuesday, December 7, 1999 at 10:00 a.m., Houston
     OF         time, at the offices of the Company, 3701 Kirby Drive, Houston,
STOCKHOLDERS    Texas 77098.
 DECEMBER 7,
    1999            1. [ ] FOR all nominees (except as specified hereon):
                       Clayton P. Cormier, Lawrence C. Fichtner, James R. Gibbs, Steven J. Gilbert, Stephen J. Ludlow, Brian F. MacNeill, Jan Rask and David B. Robson.

                       [ ] WITHHOLD authority to vote for all nominees listed above.

                       INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

                    ------------------------------------------------------------

                 (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

    2. [ ] As such proxies may determine in their discretion upon such other business (including procedural and other matters relating to the conduct of the meeting) that may properly come before the meeting and any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF SUCH INSTRUCTIONS THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1.

                                                The undersigned hereby
                                                acknowledges receipt of the
                                                Notice of Annual Meeting of
                                                Stockholders and the Proxy
                                                Statement furnished therewith.

                                                Dated this __ day of______ 1999

                                                -------------------------------

                                                -------------------------------
                                                  Signature(s) of Stockholder

                                                (Sign exactly as name(s)
                                                appears on your stock
                                                certificate. If shares are held
                                                jointly each holder should
                                                sign. If signing for estate,
                                                trust or corporation, title or
                                                capacity should be stated.)

   PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED BUSINESS ENVELOPE.